                                                                     EXHIBIT 4.2

                 ENPRO INDUSTRIES, INC. RETIREMENT SAVINGS PLAN

                             FOR SALARIED EMPLOYEES

                  (FORMERLY KNOWN AS THE COLTEC INDUSTRIES INC
                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES)


                              AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1997
                    AND FURTHER AMENDED THROUGH JUNE 2, 1998

                 ENPRO INDUSTRIES, INC. RETIREMENT SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                  (FORMERLY KNOWN AS THE COLTEC INDUSTRIES INC
                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES)

Effective as of January 1, 1975, Coltec Industries Inc amended, restated, and continued the Colt Industries Inc Retirement Savings Plan for Salaried Employees (the "Plan").

The Plan was amended and restated, effective April 1, 1976, to comply with the requirements of the Employee Retirement Income Security Act of 1974. The Plan, as amended and restated, was submitted to the Internal Revenue Service and a determination was received that the Plan is qualified under Section 401(a) of the Internal Revenue Code and that the related trust established thereunder is tax-exempt under Section 501(a) of the Internal Revenue Code.

The Plan has been further amended from time to time to satisfy certain requirements of the Internal Revenue Service and to make other changes deemed advisable by the Corporation, including changing the plan year to the calendar year effective January 1, 1984. The Plan was amended and restated as of July 1, 1984 and January 1, 1986, to include all prior amendments. The Plan was then restated as of January 1, 1989 to comply with the requirements of the Tax Reform Act of 1986 and to reflect certain administrative changes, and further amended, also as of January 1, 1989, to comply with the applicable requirements of legislation, regulations, and Internal Revenue Service rulings and notices enacted or issued subsequent to the Tax Reform Act of 1986.

The most recent amendments to the Plan include:

         - effective as of January 1, 1997, amendments to reflect the provisions of the Small Business Job Protection Act of 1996, certain administrative changes and the merger of the Walbar Inc Savings Plan into the Plan;


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                                                                         Page 2


         - effective as of December 30, 1997, a change in the Plan Year from a calendar year basis to a Plan Year ending annually on December 30;

         - effective as of January 1, 1998, the incorporation of the maximum automatic cash-out provision of the Taxpayer Relief Act of 1997; and

         - effective as of June 2, 1998, the incorporation of daily valuation processing, the establishment of an after-tax contribution feature, and the increase in the maximum combined pre-tax deferral/after-tax contribution limit from 15 percent to 18 percent.

Except as otherwise specifically provided herein, the rights and benefits of any Participant who retires or whose employment is terminated on or before the effective date of a particular amendment is determined in accordance with the provisions of the Plan in effect and operative at the time of such retirement or termination.



                 ENPRO INDUSTRIES, INC. RETIREMENT SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                  (FORMERLY KNOWN AS THE COLTEC INDUSTRIES INC
                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES)


                               TABLE OF CONTENTS


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ARTICLE I.  DEFINITIONS...........................................................................................7


ARTICLE II.  PARTICIPATION.......................................................................................20

         2.01     ELIGIBILITY TO PARTICIPATE.....................................................................20
         2.02     TERMINATION OF MEMBERSHIP......................................................................20

ARTICLE III.  CONTRIBUTIONS......................................................................................21

         3.01     DEFERRED CONTRIBUTIONS.........................................................................21
         3.02     AFTER-TAX CONTRIBUTIONS........................................................................26
         3.03     EMPLOYER CONTRIBUTIONS.........................................................................26
         3.04     CHANGES IN, SUSPENSION OF, AND RESUMPTION OF CONTRIBUTIONS.....................................31
         3.05     ACTUAL DEFERRAL PERCENTAGE TEST................................................................31
         3.06     CONTRIBUTION PERCENTAGE TEST...................................................................33
         3.07     AGGREGATE CONTRIBUTION LIMITATION..............................................................36
         3.08     ADDITIONAL DISCRIMINATION TESTING PROVISIONS...................................................37
         3.09     MAXIMUM ANNUAL ADDITIONS.......................................................................39
         3.10     CONTRIBUTIONS DURING PERIOD OF MILITARY LEAVE..................................................41

ARTICLE IV.  ROLLOVER CONTRIBUTIONS & LOANS......................................................................43

         4.01     ROLLOVER CONTRIBUTIONS.........................................................................43
         4.02     LOANS..........................................................................................43

ARTICLE V.  INVESTMENT OF CONTRIBUTIONS..........................................................................46

         5.01     INVESTMENT FUNDS...............................................................................46
         5.02     INVESTMENT OF ACCOUNTS.........................................................................46
         5.03     CHANGE OF ELECTION.............................................................................47
         5.04     REALLOCATION OF ACCOUNTS AMONG THE FUNDS.......................................................47
         5.05     RESPONSIBILITY FOR INVESTMENTS.................................................................47
         5.06     INVESTMENT OF EMPLOYER CONTRIBUTIONS...........................................................48
         5.07     ERISA SECTION 404(C) COMPLIANCE................................................................48

ARTICLE VI.  MAINTENANCE AND VALUATION OF PARTICIPANTS' ACCOUNTS.................................................49

         6.01     VALUATION OF ACCOUNTS..........................................................................49
         6.02     ANNUAL STATEMENTS..............................................................................49
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ARTICLE VII.  WITHDRAWALS DURING EMPLOYMENT......................................................................50

         7.01     REGULAR WITHDRAWALS............................................................................50
         7.02     HARDSHIP WITHDRAWALS...........................................................................51
         7.03     DETERMINATION OF VESTED PORTION OF EMPLOYER CONTRIBUTION ACCOUNT...............................53

ARTICLE VIII.  DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT......................................................54

         8.01     VESTING........................................................................................54
         8.02     SERVICE........................................................................................56
         8.03     FORMS OF DISTRIBUTIONS.........................................................................59
         8.04     DATE OF PAYMENT OF DISTRIBUTION................................................................60
         8.05     MINIMUM REQUIRED DISTRIBUTION..................................................................61
         8.06     STATUS OF ACCOUNTS PENDING DISTRIBUTION........................................................62
         8.07     REEMPLOYMENT...................................................................................62
         8.08     DISTRIBUTION LIMITATION........................................................................63
         8.09     DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS.......................................................63
         8.10     WAIVER OF NOTICE PERIOD........................................................................65

ARTICLE IX.  DISBURSEMENT FROM FUNDS.............................................................................66


ARTICLE X.  TRUSTEESHIP AND INVESTMENT OF CONTRIBUTIONS..........................................................67

         10.01    TRUSTEE........................................................................................67
         10.02    VOTING RIGHTS..................................................................................67
         10.03    INVESTMENT OF CONTRIBUTIONS....................................................................68
         10.04    CONTRIBUTIONS..................................................................................69

ARTICLE XI.  ADMINISTRATION OF PLAN..............................................................................70

         11.01    ESTABLISHMENT OF COMMITTEE.....................................................................70
         11.02    DUTIES OF COMMITTEE............................................................................70
         11.03    MEETINGS.......................................................................................70
         11.04    ACTION OF MAJORITY.............................................................................71
         11.05    COMPENSATION...................................................................................71
         11.06    ESTABLISHMENT OF RULES.........................................................................71
         11.07    LIMITATION OF LIABILITY........................................................................71
         11.08    RESIGNATION OR REMOVAL.........................................................................72
         11.09    PLAN ADMINISTRATOR.............................................................................72
         11.10    DETERMINATION OF ACCOUNT BALANCES..............................................................73
         11.11    NAMED FIDUCIARIES..............................................................................74



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ARTICLE XII.  AMENDMENT, TERMINATION, OR PERMANENT DISCONTINUANCE OF CONTRIBUTIONS...............................75

         12.01    AMENDMENT......................................................................................75
         12.02    TERMINATION OF PLAN............................................................................75
         12.03    DISTRIBUTION OF ACCOUNTS UPON A SALE OF ASSETS OR A SALE OF A SUBSIDIARY.......................76

ARTICLE XIII.  GENERAL PROVISIONS................................................................................77

         13.01    EXCLUSIVE BENEFIT..............................................................................77
         13.02    WRITTEN STATEMENT..............................................................................77
         13.03    MARKET RISK....................................................................................77
         13.04    COSTS AND EXPENSES.............................................................................77
         13.05    FACILITY OF PAYMENT............................................................................78
         13.06    CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN..................................................78
         13.07    INFORMATION....................................................................................78
         13.08    NONALIENATION..................................................................................79
         13.09    RECORDS........................................................................................80
         13.10    DETERMINATION OF ACCOUNTS UPON TRANSFER OR MERGER..............................................80
         13.11    MERGER, CONSOLIDATION, OR TRANSFER.............................................................81
         13.12    ADDITIONAL PARTICIPATING EMPLOYERS.............................................................81

ARTICLE XIV.  CONSTRUCTION.......................................................................................82


APPENDIX A.  TOP HEAVY PROVISIONS................................................................................83


APPENDIX B.  PARTICIPANTS FORMERLY SUBJECT TO THE ANCHOR PACKING COMPANY 401(K) INCENTIVE SAVINGS PLAN...........86

                 ENPRO INDUSTRIES, INC. RETIREMENT SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                  (FORMERLY KNOWN AS THE COLTEC INDUSTRIES INC
                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES


                             ARTICLE I. DEFINITIONS


1.01 "ACTUAL DEFERRAL PERCENTAGE" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of the amount of Deferred Contributions made pursuant to Section 3.01 for a Plan Year (including Deferred Contributions returned to a Highly Compensated Employee under Section 3.01(c) and Deferred Contributions returned to any Employee pursuant to Section 3.01(d)), to the Employees' Statutory Compensation for the entire calendar year ending within that Plan Year, provided that upon direction of the Committee, Statutory Compensation shall only be counted if received during the period an Employee is a Participant or eligible to become a Participant. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1 percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferred Contributions may be taken into account for a Plan Year only if they:

                  (a) relate to compensation that either would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year but for the deferral election,

                  (b) are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and

                  (c) are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

1.02 "ADDITIONS" means, for each Limitation Year, the total of Deferred Contributions and Employer Contributions made on behalf of a Participant under Sections 3.01 and 3.03, plus, with respect to Limitation Years prior to January 1, 1987, the lesser of (a) one-half of his Participant Contributions or (b) the amount of his Participant Contributions in excess of 6 percent of his total pay for such Limitation Year, on and after January 1, 1987 and prior to January 1, 1989, any Participant Contributions made under Section 3.04 as in effect prior to the Restatement Date and, on or after June 2, 1998, any After-Tax Contributions made under Section 3.02. Any Deferred Contributions distributed under Section 3.05 and Employer Contributions, Participant Contributions, or After-Tax Contributions which may have been distributed or forfeited under the provisions of
         Section 3.05, 3.06, or 3.07 shall be included in the annual addition for the year allocated.

1.03     "AFTER-TAX CONTRIBUTIONS" means amounts contributed pursuant to
         Section 3.02, effective as of June 2, 1998.

1.04 "ANNUAL DOLLAR LIMIT" means $150,000, as adjusted from time to time for cost-of-living in accordance with Section 401(a)(17)(B) of the Code.

1.05 "BENEFICIARY" means the person or persons designated from time to time, in writing, on a form provided by and filed with the Plan Administrator, by a Participant to receive benefits under the Plan after his death, which designation shall not have been revoked by written notice filed with the Plan Administrator by the Participant prior to his date of death; provided, however, that the Beneficiary of a Participant shall be his spouse, if any, unless the spouse consents to the designation of someone else as Beneficiary in a document filed with the Plan Administrator that acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public. The spouse's consent to the designation of someone else as the Participant's Beneficiary shall not be required if it is established to the satisfaction of the Plan Administrator that the consent cannot be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury. In the event that a Participant or former Participant dies without a surviving spouse and without having in effect at the time of his death a designation of a Beneficiary made as aforesaid, his Beneficiary shall be his estate. For purposes of Section 8.03(b), the Participant's Beneficiary shall be his surviving spouse or any one individual effectively designated by the Participant as his Beneficiary.

         Each Participant shall specify on the beneficiary designation form whether the benefits are to be paid to his Beneficiary in a lump sum or in equal annual installments, in accordance with Section 8.03(b) and
         (c).

         If a Beneficiary commences receiving annual payments by reason of a Participant's death and dies before all such payments have been made, the amount represented by the unpaid installments shall be paid in a lump sum to the Beneficiary's estate.

1.06 "BENEFIT COMMENCEMENT DATE" means the first day of the first period for which an amount is paid in installments or in a lump sum.


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                                                                        Page 10


1.07     "BOARD" means the Board of Directors of the Corporation.

1.08     "BREAK IN SERVICE" means a Break in Service as described in Section
         8.02.

1.09 "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

1.10 "COLTEC STOCK" means the Common Stock of the Corporation, par value $.01 per share.

1.11     "COMMITTEE" means the Retirement Savings Committee provided for in
         Article XI.

1.12 "COMPENSATION" means the regular base salary, plus overtime pay, bonuses, or incentive compensation paid by the Employer to an Eligible Employee for services rendered to such Employer, including any amounts of Deferred Contributions made on behalf of a Participant and all regular commissions, but excluding any special pay or benefits (other than special pay or benefits included as "Compensation" as shall be determined from time to time by the Plan Administrator with the concurrence of the Committee under uniform rules consistently applied) and any contributions made by the Employer under this Plan (other than Deferred Contributions) or under any retirement, investment, savings, or pension plan of any Employer. However, for Plan Years beginning after 1988, Compensation for all purposes of the Plan shall not exceed the Annual Dollar Limit.

1.13 "CONTRIBUTION PERCENTAGE" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of the Employee's Participant Contributions, After-Tax Contributions and Employer Contributions for that Plan Year (excluding any Employer Contributions forfeited under the provisions of Sections 3.01 and 3.05) to (b) his Statutory Compensation for the entire calendar year ending within that Plan Year (provided that, upon direction of the Committee, Statutory Compensation shall only be counted if received during the period an Employee is a Participant or eligible to become a Participant). For Plan Years beginning after 1988, the Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1 percent.

1.14 "CONTROLLED GROUP" means any company that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) of which the Corporation is also a member; any trade or business under common control (as defined in Section 414(c) of the Code) with the Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.33 and 3.09, the definitions in Section 414(b) and (c) of the Code shall be modified by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

1.15 "CORPORATION" or "COMPANY" means Coltec Industries Inc or any successor by merger, purchase, or otherwise.


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                                                                        Page 12


1.16 "DEFERRAL ELECTION" means an election filed by a Participant with the Plan Administrator by which the Participant agrees to have his Compensation reduced by a specified percentage and to have the commensurate amount contributed to the Plan on his behalf as a Deferred Contribution.

1.17 "DEFERRED CONTRIBUTIONS" means the money contributed to a Participant's account by the Employer pursuant to the Participant's Deferral Election. Deferred Contributions include Basic Deferred Contributions and Additional Deferred Contributions.

1.18 "DISABILITY" means a disability that qualifies the Participant for long-term disability benefits under the Employer's long-term disability plan.

1.19 "EARNINGS" means the amount of earnings to be returned with any excess contributions or excess aggregate contributions under Sections 3.05 or 3.06, as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 401(k) and 401(m) of the Code.

1.20 "EFFECTIVE DATE" means with respect to any Employer, the later of April 1, 1976, or the date as of which it commences participation in the Plan.

1.21 "ELIGIBLE EMPLOYEE" means any Employee employed by the Employer whose compensation is paid on a salaried basis except that (a) no person who is represented by a recognized collective bargaining agent shall be deemed to be an Eligible Employee unless there is a written agreement with such bargaining agent providing for his inclusion in the Plan and
         (b) no person
         shall be deemed to be an Eligible Employee if he is a member of a class of Employees which is prohibited by the Employer from participating in the Plan.

1.22 "EMPLOYEE" means any person employed by the Corporation or Controlled Group, excluding any Leased Employee.

1.23 "EMPLOYER" means the Corporation, any division thereof, any Subsidiary or Controlled Group, or any division of any Subsidiary or Controlled Group that shall be authorized by the Board to participate in the Plan and that shall participate in the Plan.

1.24 "EMPLOYER CONTRIBUTIONS" means the amounts contributed by the Employer (other than Deferred Contributions) in respect of a Participant, whether before or after the Restatement Date.

1.25 "EMPLOYMENT COMMENCEMENT DATE" means the date on which the Employee first performs an Hour of Service.

1.26 "ENROLLMENT DATE" means, effective as of January 1, 1997, the first day of each month. Prior to January 1, 1997, "Enrollment Date" means the Effective Date and each January 1, April 1, July 1, and October 1 of each Plan Year.

1.27 "ENROLLMENT FORM" means the administrative form furnished by the Plan Administrator and completed by the Participant by which he elects to participate in the Plan, agrees to be bound by its terms, authorizes deductions from his Compensation of Deferred Contributions, directs the investment of such contributions as provided in Section 5.01, designates a Beneficiary, and authorizes the sale or redemption of any securities purchased for his account when necessary or advisable in implementing the provisions of the Plan.

1.28 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29 "FIVE PERCENT OWNER" means with respect to a corporation, any person who owns (or is considered to own within the meaning of Code Section
         318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation.

1.30 "FUNDS" means the investment funds in which contributions under the Plan are invested, as described in Section 5.01.

1.31 "HIGHLY COMPENSATED EMPLOYEE" means for a Plan Year commencing on or after January 1, 1997, any employee of the Employer or Controlled Group (whether or not eligible for membership in the Plan) who:

                  (a) was a Five Percent Owner for such Plan Year or the preceding 12-month period;

                  (b) for the preceding 12-month period received Statutory Compensation in excess of $80,000, and if the Employer so elects, was among the highest 20 percent of employees for the preceding 12-month period when ranked by Statutory Compensation paid for that period excluding, for purposes of determining the number of such employees, such employees as the Employer may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

                           Notwithstanding the foregoing, Employees who are
                  nonresident aliens and who receive no earned income from the Employer or Controlled Group which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

                           The provisions of this Section shall be further
                  subject to such additional requirements as shall be described in Code Section 414(q) and its applicable regulations, which shall override any aspects of this Section inconsistent herewith.

1.32 "HOUR OF SERVICE" means each hour for which an Employee is or was directly or indirectly paid or entitled to payment by the Company or Controlled Group.

1.33 "LEASED EMPLOYEE" means any person performing services for the Employer or Controlled Group as a leased employee as defined in
         Section 414(n) of the Code. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant.


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                                                                        Page 16


1.34     "LIMITATION YEAR" means the calendar year.

1.35 "MINIMUM EMPLOYER CONTRIBUTION" means the contributions made by the Employer under the Plan in accordance with the provisions of Section 3.03(f).

1.36 "NON-HIGHLY COMPENSATED EMPLOYEE" means for any Plan Year, an employee of the Employer or the Controlled Group who is not a Highly Compensated Employee for that Plan Year.

1.37 "NOTICE" means the indication by the Employee of his or her wishes through the means written, electronic, or telephonic, provided for the particular purpose by the Committee.

1.38 "OPERATING PROFIT" means, for each Plan Year, net earnings of the Corporation plus interest expense and provisions for Federal and state income taxes, minus interest income and excluding extraordinary items and discontinued operations (as such terms are defined under generally accepted accounting principles as in effect from time to time) as reflected in the Corporation's Consolidated Statement of Earnings for the calendar year that ends with or within such Plan Year.

1.39 "PARTICIPANT" means a person who has become a participant in the Plan in accordance with Section 2.01 and whose participation has not ended in accordance with Section 2.02.

1.40 "PARTICIPANT CONTRIBUTIONS" means the amount of money that a Participant elected to contribute to the Plan while an Eligible Employee pursuant to Section 3.04 of the Plan as in effect prior to the Restatement Date. No Participant Contributions shall be made to the Plan on and after January 1, 1989.

1.41 "PERIOD OF SEVERANCE" means a period of time commencing on an individual's Severance from Service Date and ending on his Reemployment Commencement Date.

1.42 "PLAN" means the Coltec Industries Inc Retirement Savings Plan for Salaried Employees, as herein set forth and as it may be amended from time to time.

1.43 "PLAN ADMINISTRATOR" means the person appointed as plan administrator pursuant to Section 11.09.

1.44     "PLAN YEAR" means:

                  (a) for Plan Years beginning prior to January 1, 1997, the 12-month period ending on each December 31;

                  (b) for the Plan Year beginning on January 1, 1997, the period commencing on January 1, 1997, and ending on December 30, 1997; and

                  (c) for Plan Years beginning after December 30, 1997, the 12-month period ending on each December 30.

1.45 "REEMPLOYMENT COMMENCEMENT DATE" means the date following an individual's Severance from Service Date on which he again completes an Hour of Service.

1.46     "RESTATEMENT DATE" means January 1, 1989.


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                                                                        Page 18


1.47 "RETIREMENT" means retirement in accordance with the provisions of the Retirement Program for Employees of Coltec Industries Inc and Affiliated Companies.

1.48 "ROLLOVER CONTRIBUTIONS" means the money transferred to a Participant's account pursuant to Section 4.01.

1.49     "SERVICE" means Service as provided in Section 8.02.

1.50 "SEVERANCE FROM SERVICE DATE" or "SEVERANCE FROM SERVICE" means the earlier of:

                  (a) the date on which an Employee quits, retires, is discharged, or dies, or

                  (b) the first anniversary of the date the Employee is absent from Service (with or without pay) for any other reason (such as sickness, disability, layoff, leave of absence, vacation, or holiday).

         Solely for the purpose of determining if an individual has incurred a Period of Severance, in the event the individual is absent from Service beyond the first anniversary of the first date of absence occurring as a result of pregnancy or to care for a child of the individual immediately following the child's birth or adoption (which absence begins after 1984), his Severance from Service Date shall not occur until the second anniversary of the date the Employee is first absent from Service. The period between the first and second anniversary of the first date of absence from Service shall not count either as Service or a Break in Service.

1.51 "STATUTORY COMPENSATION" means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to the Employer or Controlled Group, including by way of example, overtime, bonuses, and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. For purposes of determining Highly Compensated Employees under Section 1.31 and key employees under Article I of Appendix A, Statutory Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(e)(3), 402(h), or 403(b) of the Code. For all other purposes, Statutory Compensation shall also include the amounts referred to in the preceding sentence, unless the Employer directs otherwise for a particular Plan Year. For Plan Years beginning after 1988, Statutory Compensation for Plan purposes shall not exceed the Annual Dollar Limit, provided that such limitation shall not be applied in determining the status of an employee as a Highly Compensated Employee under Section 1.31.

1.52 "SUBSIDIARY" means any corporation, 50 percent or more of the outstanding voting securities of which are owned, controlled, or held with power to vote by the Corporation and/or by one or more subsidiaries of the Corporation.

1.53 "TRUSTEE" means the respective trustee or trustees by whom the assets of the Plan are held, as provided in Article X.

1.54 "VALUATION DATE" means, on and after June 2, 1998, each business day in a calendar month on which any valuation of the Plan is made. Prior to June 2, 1998, "Valuation Date" means the last business day of each calendar month.

         Where used herein, unless the context otherwise indicates, words in the masculine form shall be deemed to refer to females as well as to males.

                           ARTICLE II. PARTICIPATION


2.01     ELIGIBILITY TO PARTICIPATE

(a) An Eligible Employee may become a Participant on any Enrollment Date by filing an Enrollment Form with the Plan Administrator on such prior notice as the Plan Administrator shall prescribe. Notwithstanding the preceding sentence, for purposes of Section 3.03(f), an Eligible Employee shall become a Participant as of the first day of the Plan Year if such Employee completes one Hour of Service on or before the first day of such Plan Year.

(b) In the case of (i) a Participant who had ceased to be an Eligible Employee or (ii) a former Participant who again becomes an Eligible Employee, eligibility to participate in the Plan shall commence on the date he again becomes an Eligible Employee.

(c) An Eligible Employee who was a participant in the Walbar Savings Plan on December 31, 1996 shall become a Participant in this Plan on January 1, 1997, provided he is then an Eligible Employee.

2.02     TERMINATION OF MEMBERSHIP

         A Participant whose employment with all Employers, Subsidiaries, and the Controlled Group terminates shall cease to be a Participant unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distributed to him. However, a Participant's rights under the Plan following his termination until the distribution of his benefit shall be limited to those provided in Sections 8.03 and 8.04.

                           ARTICLE III. CONTRIBUTIONS


3.01     DEFERRED CONTRIBUTIONS

(a) Subject to the limitations on Deferred Contributions described below and in Sections 3.05, 3.08, and 3.09, each Employer shall contribute to the Plan during any Plan Year, in respect of each Participant in its employ, a Deferred Contribution equal to that percentage of each Participant's Compensation that such Participant authorized in his Deferral Election for such month. Deferred Contributions shall be made in accordance with the following:

                  (i) BASIC DEFERRED CONTRIBUTIONS - Effective as of the later of July 1, 1984, or the first full pay period following a Participant's Enrollment Date, a Participant's Compensation shall be reduced by the percentage specified in his Deferral Election, which shall be at least 2 percent and not more than 6 percent, in 1 percent multiples, and a commensurate amount shall be contributed to the Plan as a Basic Deferred Contribution. Notwithstanding the foregoing, a Participant who was a member of the Walbar Savings Plan may elect to have his Compensation reduced by at least 1 percent but not more than 8 percent, in 1 percent multiples, and a commensurate amount shall be contributed to the Plan as a Basic Deferred Contribution.

                  (ii) ADDITIONAL DEFERRED CONTRIBUTIONS - A Participant who has currently authorized that Basic Deferred Contributions be made on his behalf equal to 6 percent of his Compensation may authorize in his Deferral Election that his Compensation shall be further reduced by not less than 1 percent and not more than 9 percent, in multiples of 1 percent, as elected by the Participant, and that such amounts shall be contributed to the Plan as Additional Deferred Contributions. Notwithstanding the foregoing, a Participant who was a member of the Walbar Savings Plan may elect to have his

                  Compensation reduced by at least 1 percent but not more than 4 percent, and a commensurate amount shall be contributed to the Plan as an Additional Deferred Contribution. Effective June 2, 1998, a Participant who has authorized that Basic Deferred Contributions be made on his behalf equal to 6 percent of his Compensation may authorize an additional amount that is not less than 1 percent and not more than 12 percent, in multiples of 1 percent, to be contributed to this Plan as Additional Deferred Contributions.

         Deferred Contributions shall be paid to the Trustee as soon as practicable, but in no event later than the 15th day of the month following the month in which the amounts would otherwise have been payable to the Participant in cash.

         Any Deferral Election made by a Participant to contribute Basic Deferred Contributions at a rate of 8 percent under the provisions of the Plan in effect prior to the Restatement Date shall cease to be effective after December 31, 1988. Any affected Participant shall be given an opportunity to make a new Deferral Election in accordance with the preceding provisions of this Section 3.01.

(b) In no event shall the Participant's Deferred Contributions and similar contributions made on his behalf by the Employer or the Controlled Group to all plans, contracts, or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $7,000 as adjusted from time to time for cost-of-living pursuant to Section 402(g)(5) of the Code. If a Participant's Deferred Contributions in a calendar year reach that dollar limitation, his election of Deferred Contributions for the remainder of the calendar year will be canceled and then recharacterized as an election to make After-Tax Contributions under
         Section 3.02 to be matched by Employer Contributions, at the same rate as was previously in effect for his Deferred Contributions. Each Participant affected by this paragraph (b) may elect to change or suspend the rate at which he makes After-Tax Contributions. As of the first pay period of the calendar year following such cancellation, the Participant's election of Deferred Contributions shall again become effective in accordance with his previous election.

(c) In the event that the sum of the Deferred Contributions and similar contributions to any other qualified defined contribution plan maintained by the Employer or Controlled Group exceeds the dollar limitation in Section 3.01(b) for any calendar year, the Participant shall be deemed to have elected a return of Deferred Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferred Contributions previously returned to the Participant under Section 3.05 for that calendar year. In the event any Deferred Contributions returned under this paragraph (c) were matched by Employer Contributions under Section 3.03, those Employer Contributions, together with Earnings, shall be forfeited and used to reduce Employer Contributions. In the event those Employer Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant. Notwithstanding the foregoing, if the Participant is a Non-Highly Compensated Employee, then, in lieu of a return of the excess deferrals, the Participant may elect to have the Plan treat all or a portion of the excess deferrals as After-Tax Contributions, subject to the limitations of Section 3.02. For this purpose, the excess deferrals, together with

         Earnings, shall be deemed distributed to the Participant and then recontributed to the Plan by the Participant as After-Tax Contributions for the Plan Year in which the excess deferrals were made. Recharacterized excess deferrals shall be considered After-Tax Contributions made in the Plan Year to which the excess deferrals relate for purposes of Section 3.06 and shall be subject to the withdrawal provisions applicable to After-Tax Contributions under
         Article VII. If the excess deferrals were matched by Employer Contributions, the corresponding Employer Contributions shall remain allocated to the Participant's employer account to the extent such excess deferrals if made as After-Tax Contributions would have been matched under the provisions of Section 3.03. The Participant's election to recharacterize excess deferrals shall be made no later than April 1 following the close of the Plan Year in which the excess deferrals were made, or within such shorter period as the Committee may prescribe. Any excess deferrals, together with Earnings, which are not recharacterized under this paragraph shall be returned to the Participant as provided above.

(d) If a Participant makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Employer or Controlled Group for any calendar year and those contributions when added to his Deferred Contributions exceed the dollar limitation under Section 3.01(b) for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Participant notifies the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Deferred Contributions previously returned to the Participant under Section 3.05 for that calendar year. In the event any Deferred Contributions returned under this paragraph (d) were matched by Employer Contributions under Section 3.03, those Employer Contributions, together with Earnings, shall be forfeited and used to reduce Employer Contributions. In the event those Employer Contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant. Notwithstanding the foregoing, if the Participant is a Non-Highly Compensated Employee, then, in lieu of a return of the excess deferrals, the Participant may elect to have the Plan treat all or a portion of the excess deferrals as After-Tax Contributions, subject to the limitations of Section 3.02. For this purpose, the excess deferrals, together with Earnings, shall be deemed distributed to the Participant and then recontributed to the Plan by the Participant as After-Tax Contributions for the Plan Year in which the excess deferrals were made. Recharacterized excess deferrals shall be considered After-Tax Contributions made in the Plan Year to which the excess deferrals relate for purposes of Section 3.06 and shall be subject to the withdrawal provisions applicable to After-Tax Contributions under Article VII. If the excess deferrals were matched by Employer Contributions, the corresponding Employer Contributions shall remain allocated to the Participant's Employer Account to the extent such excess deferrals if made as After-Tax Contributions would have been matched under the provisions of Section 3.03. The Participant's election to recharacterize excess deferrals shall be made no later than April 1 following the close of the Plan Year in which the excess deferrals were made, or within such shorter period as the Committee may prescribe.

3.02     AFTER-TAX CONTRIBUTIONS

         Effective June 2, 1998, any Participant may make After-Tax Contributions under this Section whether or not he has elected to have Deferred Contributions made on his behalf pursuant to Section 3.01. The amount of After-Tax Contributions shall be at least 1 percent and not more than 18 percent of his Compensation while a Participant, in multiples of 1 percent; provided, however, if the Participant has made an election under Section 3.01, the maximum percentage of Compensation which the Participant may elect to contribute under this Section shall be equal to the excess of 18 percent over the percentage elected by the Participant under Section 3.01. The first 6 percent of a Participant's After-Tax Contributions shall be considered his Basic After-Tax Contributions. After-Tax Contributions in excess of 6 percent shall be considered Additional After-Tax Contributions. The After-Tax Contributions of a Participant shall be made through payroll deductions and shall be paid to the Trustee as soon as practicable, but in no event later than the 15th day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.

3.03     EMPLOYER CONTRIBUTIONS

(a) Each Employer shall contribute to the Plan for each month during any Plan Year in respect of each Participant in its employ, an amount that is a percentage (determined in the manner set forth in the following sentence) of his Basic Deferred Contributions determined under Section 3.01(a) for such month. Notwithstanding the foregoing, solely with respect to a Participant whose Deferred Contributions have reached the limit described under Section 402(g) of the Code prior to the end of a Plan Year, the Employer's contribution shall be a percentage (as determined below) of such Participant's After-Tax Contributions determined under Section 3.02, if any, for each month (or fraction thereof) in the portion of such Plan Year following the imposition of said Section 402(g) limit. Such percentage shall be computed on the basis of Operating Profit for the immediately preceding Plan Year according to the following formula:

                  2 percent for each full $1,000,000 of Operating Profit up to, but not in excess of, $24,000,000 and 1 percent for each full $1,000,000 of Operating Profit in excess of $24,000,000 but not in excess of the next $52,000,000, so that such matching Employer Contributions will equal 100 percent of a Participant's Basic Deferred Contributions when Operating Profit equals or exceeds $76,000,000.

(b) The amount of Employer Contributions for each month, determined in accordance with the applicable percentage set forth above, shall be paid to the Trustee as soon as feasible after the end of such month. In the event that Operating Profit for the calendar year that ends with or within the Plan Year has not yet been determined as of the close of any month, the Employer may, in its discretion, contribute to the Plan for such month a percentage based on its reasonable estimate of Operating Profit, or it can defer until a later month the making of Employer Contributions.

(c) Notwithstanding the foregoing, the amount of Employer Contributions contributed on behalf of a Participant employed by Coltec Metallic Gasket or Garlock Rubber Technologies for each month during any Plan Year in respect of each such Participant in its employ shall be 50 percent of the first 6 percent of his Basic Deferred Contributions determined under Section 3.01(a) for such month.

(d) Notwithstanding the foregoing, the amount of Employer Contributions contributed on behalf of a Participant who was a member of the Walbar Savings Plan for each month during any Plan Year in respect of each such Participant in its employ shall be 50 percent of the first 8 percent of his Basic Deferred Contributions determined under Section 3.01(a) for such month.

(e) Any amount forfeited as a result of the termination of employment of any Participant, in accordance with the provisions of Section 8.01, shall be applied to reduce future Employer Contributions.

(f)               (i)      For each Plan Year, each Employer shall make
                  contributions to the Plan in the form of employer contributions (within the meaning of Section 404 of the Code), in cash, or Coltec Stock, at least equal to a specified dollar amount, on behalf of those individuals who are entitled to an allocation under Sections 3.03(f)(ii)(A) through (D). Such amount shall be determined by the Committee by appropriate resolution on or before the last day of the Employer's taxable year that ends within such Plan Year.

                           The Minimum Employer Contribution for a Plan Year
                  shall be paid by the Employer in one or more installments without interest. The Employer shall pay the Minimum Employer Contribution at any time during the Plan Year. Notwithstanding any other provisions of the Plan to the contrary, the Minimum Employer Contribution shall not revert to, or be returned to, the Employer and may be made whether or not the Employer has Operating Profit.

                  (ii) The Minimum Employer Contribution for the Plan Year shall be allocated as follows:

                                    (A)      First, the Minimum Employer
                           Contribution for the Plan Year shall be allocated during the Plan Year to each individual who is a Participant on the first day of the Plan Year as Basic Deferred Contributions or Additional Deferred Contributions pursuant to the provision of Sections 3.01(a) and (b)
                           and as Employer Contributions pursuant to the provision of Sections 3.03(a), (c), or (d).

                                    (B)      Second, the balance of the Minimum
                           Employer Contribution remaining after the allocation in Section 3.03(f)(ii)(A) shall be allocated to each Non-Highly Compensated Employee (as defined in
                           Section 1.36 of the Plan) who is a Participant on the first day of the Plan Year and is employed on the last day of the Plan Year, in the ratio that the sum of such Non-Highly Compensated Employees' Deferred Contributions made during the Plan Year bears to the sum of Deferred Contributions of all such Non-Highly Compensated Employees made during the Plan Year.

                                    (C)      Third, notwithstanding Section
                           3.09 of the Plan, if the total contributions allocated to a Participant's accounts including the Minimum Employer Contribution exceeds the Participant's maximum annual addition limit for any Limitation Year, then such excess shall be held in a suspense account. Such amounts shall be used to reduce employer contributions in the next, and succeeding, Limitation Years.

                                    (D)      Fourth, the balance of the Minimum
                           Employer Contribution remaining after the allocation under Sections 3.03(f)(ii)(A), (B), and (C) shall be allocated as a nonelective contribution to each Non-Highly Compensated Employee (as defined in
                           Section 1.36 of the Plan) who is a Participant on the first day of the Plan Year in the ratio that such Non-Highly Compensated Employee's Compensation for the Plan Year bears to the Compensation of all Non-Highly Compensated Employees. A separate account will be established for contributions made pursuant to this Section 3.03(f)(ii)(D). Contributions made pursuant to this subparagraph (D) shall be subject to the vesting schedule set forth in Section 8.01(a). Such contribution shall be invested in the trust in the same proportion that the Non-Highly Compensated Employee designates in accordance with
                           Section 5.02 hereof.

                                    (E)      Each installment of the Minimum
                           Employer contribution shall be held in a contribution suspense account unless, or until, allocated on or before the end of the Plan Year in accordance with this Section 3.03(f). Such suspense account shall not participate in the allocation of investment gains, losses, income, and deductions of the trust as a whole, but shall be invested separately, and all gains, losses, income, and deductions attributable to such investment shall be applied to reduce Plan expenses, and thereafter, to reduce Employer Contributions.

                                    (F)      The Minimum Employer Contribution
                           allocated to the Participant account of a Participant pursuant to Section 3.03(f)(ii)(B) shall be treated in the same manner as Employer Contributions for all purposes of the Plan.

                                    (G)      Notwithstanding any other
                           provision of the Plan to the contrary, any allocation of Deferred Contributions shall be made under either Section 3.01 or this Section 3.03(f), as applicable, but not both Sections; and any allocation of Employer Contributions shall be made under Section 3.03(a), 3.03(c), 3.03(d), or 3.03(f), as applicable, but not under more than one Section.

3.04     CHANGES IN, SUSPENSION OF, AND RESUMPTION OF CONTRIBUTIONS

(a) A Participant may, upon such advance Notice to the Plan Administrator as the Administrator shall prescribe, suspend or change the rate of his Deferred Contributions. Such suspension or change will be effective as of the Valuation Date next following the end of the Notice period.

(b) The amount of such contributions so suspended may not subsequently be made up.

(c) A Participant who has suspended his Deferred Contributions may, upon such advance Notice to the Plan Administrator as the Administrator shall prescribe, resume such contributions as of the first day of the month next following the end of the Notice period.

3.05     ACTUAL DEFERRAL PERCENTAGE TEST

         With respect to each Plan Year beginning on or after January 1, 1997, the Actual Deferral Percentage for that Plan Year for Highly Compensated Employees who are Participants or eligible to become Participants for that Plan Year shall not exceed the Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year multiplied by 1.25. If the Actual Deferral Percentage for such Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly Compensated Employees for that Plan Year may not exceed the Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year by more than two percentage points, and such Actual Deferral Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the

         Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.07). Notwithstanding the foregoing, the Employer may elect to use the Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year being tested rather than the preceding Plan Year, provided that such election once made may not be changed, except as provided by the Secretary of the Treasury. The Committee may implement rules limiting the Deferred Contributions which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Committee determines that the limitation under this Section 3.05 has been exceeded in any Plan Year, the following provisions shall apply:

                  (a) The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1 percent of the Participant's Statutory Compensation. The amount of Deferred Contributions made by each Highly Compensated Employee in excess of the amount permitted under his revised deferral ratio shall be added together. This total dollar amount of excess contributions ("excess contributions") shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b) below.

                  (b) The Deferred Contributions of the Highly Compensated Employee with the highest dollar amount of Deferred Contributions shall be reduced by the lesser of (i) the amount required to cause that Employee's Deferred Contributions to equal the dollar amount of the Deferred Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferred Contributions or (ii) an amount equal to the total excess contributions. This procedure is repeated until all excess contributions are allocated. The amount of excess contributions allocated to a Highly Compensated Employee, together with Earnings thereon, shall be distributed to him in accordance with the provisions of paragraph (c).

                  (c) The excess contributions allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferred Contributions previously returned to the Participant under Section 3.02 for that Plan Year. In the event any Deferred Contributions returned under this Section were matched by matching contributions, such corresponding matching contributions, with Earnings thereon, shall be forfeited and used to reduce Employer Contributions.

                  (d) In the event any matching contributions subject to forfeiture under this Section 3.05 have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

3.06     CONTRIBUTION PERCENTAGE TEST

         With respect to each Plan Year beginning on or after January 1, 1997, the Contribution Percentage for that Plan Year for Highly Compensated Employees who are Participants or eligible to become Participants for that Plan Year shall not exceed the Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year, multiplied by
         1.25. If the Contribution Percentage for such Plan Year for such Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for such Highly Compensated Employees for the Plan Year may not exceed the Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who are Participants or eligible to become Participants during the preceding Plan Year by more than two percentage points, and the Contribution Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.07 below). Notwithstanding the foregoing, the Employer may elect to use the Actual Contribution Percentage for Non-Highly Compensated Employees for the Plan Year being tested rather than the preceding Plan Year, provided that such election once made may not be changed except as provided by the Secretary of the Treasury.

         The Committee may implement rules limiting the After-Tax Contributions which may be made by some or all Highly Compensated Employees so that this limitation is satisfied. If the Committee determines that the limitation under this Section 3.06 has been exceeded in any Plan Year, the following provisions shall apply:

                  (a) The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly Compensated

                  Employee with the next highest actual contribution ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1 percent of a Participant's Statutory Compensation. The amount of After-Tax Contributions and Employer Contributions made by or on behalf of each Highly Compensated Employee in excess of the amount permitted under his revised actual contribution ratio shall be added together. This total dollar amount of excess contributions ("excess aggregate contributions") shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b).

                  (b) The After-Tax Contributions and Employer Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (i) the amount required to cause that Employee's After-Tax Contributions and Employer Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions or (ii) an amount equal to the total excess aggregate contributions. This procedure is repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly Compensated Employee, together with Earnings thereon, shall be distributed or forfeited in accordance with the provisions of paragraph (c) below.

                  (c) Excess aggregate contributions allocated to a Highly Compensated Employee under paragraph (b) above shall be distributed or forfeited as follows:

                                    (i)      unmatched After-Tax Contributions,
                           to the extent of the excess aggregate contributions, together with Earnings, shall be paid to the Participant; and then, if necessary,

                                    (ii)     so much of the matched After-Tax
                           Contributions and corresponding Employer
                           Contributions, together with Earnings, as shall be necessary shall be reduced, with the After-Tax Contributions, together with Earnings, being paid to the Participant and the Employer Contributions, together with Earnings, being forfeited and applied to reduce Employer contributions, then, if necessary

                                    (iii)    so much of the Employer
                           Contributions, together with Earnings, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced, with the vested Employer Contributions being paid to the Participant and the Employer Contributions which are forfeitable under the Plan being forfeited and applied to reduce Employer contributions.

                  (d) Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made, and to the extent practicable, any repayment shall be made within 2 1/2 months after the close of the Plan Year in which the excess aggregate contributions were made. In the event any matching contributions subject to forfeiture have been distributed to the Participant, the Employer shall make reasonable efforts to recover the contributions from the Participant.

3.07     AGGREGATE CONTRIBUTION LIMITATION

         Notwithstanding the provisions of Sections 3.05 and 3.06 above, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Contribution Percentage of such group for any Plan Year commencing on or after January 1,

         1989, after applying the provisions of Sections 3.05 and 3.06 above, exceed the "aggregate limit," as such term is defined under regulations prescribed by the Secretary of the Treasury under Section 401(m)(9) of the Code. In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 3.06 above.

3.08     ADDITIONAL DISCRIMINATION TESTING PROVISIONS

(a) If any Highly Compensated Employee is a member of another qualified plan of the Employer or Controlled Group, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under
         Section 410(b) of the Code, under which deferred contributions or matching employer contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes member contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Sections 3.05, 3.06, and 3.07. If any other such qualified plan has a plan year other than the Plan Year defined in Section 1.44, the contributions to be taken into account in applying the limitations Sections 3.05, 3.06, and 3.07 will be those made in the plan years ending with or within the same calendar year.

(b) In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.05, 3.06, and 3.07 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of
         Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (b) only if they have the same plan year.

(c) The Employer may elect to use Deferred Contributions to satisfy the tests described in Sections 3.06 and 3.07, provided that the test described in Section 3.05 is met prior to such election and continues to be met following the Employer's election to shift the application of those Deferred Contributions from Section 3.05 to Section 3.06.

(d) For Plan Years commencing on and after January 1, 1999, if the Employer elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Employer may apply the provisions of Sections 3.05, 3.06, and 3.07 by excluding from consideration all eligible employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

3.09     MAXIMUM ANNUAL ADDITIONS

(a) The Addition to a Participant's accounts for any Limitation Year, when added to the Participant's annual addition for that Limitation Year under any other qualified defined contribution plan of the Employer or Controlled Group, shall not exceed an amount which is equal to the lesser of (i) 25 percent of his aggregate remuneration for that Limitation Year or (ii) $30,000, as adjusted pursuant to Section 415(d) of the Code.

(b) For purposes of this Section, the Addition to a Participant's accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Employer or Controlled Group shall be the sum of:

                  (i) the total contributions, including Deferred Contributions, made on the Participant's behalf by the Employer and the Controlled Group,

                  (ii) all Participant contributions, exclusive of any Rollover Contributions, and

                  (iii)    forfeitures, if applicable,

         that have been allocated to the Participant's accounts under this Plan or his accounts under any other such qualified defined contribution plan, and solely for purposes of clause (i) of paragraph (a) above,

                  (iv) amounts described in Sections 415(1)(1) and 419A(d)(2) allocated to the Participant.

         For purposes of this paragraph (b), any Deferred Contributions distributed under Section 3.05 and any Employer Contributions or After-Tax Contributions distributed or forfeited under the provisions of Section 3.01, 3.05, 3.06, or 3.07 shall be included in the Addition for the year allocated.

(c) For purposes of this Section, the term "remuneration" with respect to any Participant shall mean the wages, salaries and other amounts paid in respect of such Participant by the Employer or Controlled Group for personal services actually rendered, and shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(g) or 457 of the Code, but shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code. Notwithstanding the foregoing, for limitation years commencing prior to January 1, 1998, remuneration shall exclude amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(g)(3) or 457 of the Code.

(d) If the Addition to a Participant's accounts for any Limitation Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation due to a reasonable error in estimating a Participant's annual compensation or in determining the amount of Deferred Contributions that may be made with respect to a Participant under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Participant's accounts in that Limitation Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

                  (i)      The Participant's Employer Contributions under
                  Section 3.03 shall be reduced and held in a suspense account for the Participant and shall be allocated to his account in the next Limitation Year (and succeeding years, as necessary), provided that if a

                  Participant's employment terminates, any amount remaining in the suspense account for his benefit after all permitted allocations to his account have been made shall be used to reduce subsequent Employer Contributions.

                  (ii)     The Participant's Deferred Contributions under
                  Section 3.01 shall be reduced and held in a suspense account for the Participant and shall be allocated to his account in the next Limitation Year (and succeeding years, as necessary) provided that if a Participant's employment terminates, any amount remaining in the suspense account for his benefit after all permitted allocations to his account have been made shall be used to reduce subsequent Employer Contributions.

                  (iii)    The Participant's After-Tax Contributions under
                  Section 3.02 shall be reduced and held in a suspense account for the Participant and shall be allocated to his account in the next Limitation Year (and succeeding years, as necessary).

3.10     CONTRIBUTIONS DURING PERIOD OF MILITARY LEAVE

(a)      Without regard to any limitations on contributions set forth in this
         Article III, a Participant who is credited with Service under the provisions of Section 8.02, because of a period of service in the uniformed services of the United States beginning on or after August 1, 1990, may elect to contribute to the Plan the Deferred Contributions and/or After-Tax Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Employer throughout such period of absence ("make-up contributions"). The amount of make-up contributions shall be determined on the basis of the Participant's Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time. Any Deferred Contributions so determined shall be limited as provided in Sections 3.01(b), 3.05, 3.06, and 3.07 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. Any payment to the Plan described in this paragraph shall be made during the applicable repayment period. The repayment period shall equal three times the period of absence, but not longer than five years and shall begin on the later of: (i) the Participant's date of reemployment or (ii) the date the Employer notifies the Employee of his rights under this Section 3.10. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article V.

(b) With respect to a Participant who makes the election described in paragraph (a) above, the Employer shall make Employer Contributions on the make-up contributions in the amount described in the provisions of
         Section 3.03 as in effect for the Plan Year to which such make-up contributions relate. Employer Contributions under this paragraph shall be made during the period described in paragraph (a) above. Earnings (or losses) on Employer Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article V. Any limitations on Employer Contributions described in Sections 3.03, 3.05, 3.06, and 3.07 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

(c) All contributions under this Section 3.10 are considered "annual additions," as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 3.09 with respect to the Limitation Year or Years to which such contributions relate rather than the Limitation Year in which payment is made.

                   ARTICLE IV. ROLLOVER CONTRIBUTIONS & LOANS


4.01     ROLLOVER CONTRIBUTIONS

         With the permission of the Committee and without regard to any limitations on contributions set forth in this Article III, the Plan may receive from an Eligible Employee, whether or not he has met the eligibility requirements for membership, in cash, any amount previously received (or deemed to be received) by him from a qualified plan. The Plan may receive such amount either directly from the Eligible Employee, from an individual retirement account or from a qualified plan in the form of a direct rollover. Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Eligible Employee provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment. Unless received by the Plan in the form of a direct rollover, the Rollover Contribution must be paid to the Trustee on or before the 60th day after the day it was received by the Eligible Employee.

4.02     LOANS

(a) On and after such time as the Committee shall approve the granting of loans under the Plan, this Section 4.02 shall become effective and the granting of any loan hereunder shall be in accordance with the provisions described below.

(b) Upon the request of a Participant, the Committee shall, on such terms and conditions as it shall prescribe under uniform rules, direct the Trustee to make a loan to the Participant from a special loan account.

(c) A Participant may borrow no more than an amount which, when added to the outstanding balance of any other loans to the Participant from this Plan or any other qualified plan of the Employer or Controlled Group, equals the lesser of (i) or (ii), where (i) is $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from such Plans during the one year period ending on the day before the day the loan is made over (B) the outstanding balance of loans to the Participant from such Plans on the date on which the loan is made, and (ii) is one-half of the value of his vested interest in the Funds. Any loans made, renewed, renegotiated, modified, or extended on or after January 1, 1987 shall be subject to the provisions of this Section 4.02 as amended effective January 1, 1987. Except as provided in the preceding sentence, all loans previously made shall be subject to the rules in effect under the Plan at the time the loan was made.

(d) The minimum loan shall be $1,000, except that if the loan is used to acquire a dwelling unit used as a principal residence of the Participant, the minimum loan shall be $2,500. A Participant may make only one general purpose loan and one principal residence loan during a 24-month period; however, effective as of January 1, 1997, only one loan shall be permitted during any 12-month period, and a Participant may have not more than four loans outstanding at once. Any loan to a Participant shall bear interest at a reasonable rate and shall be required to be repaid within five years; provided, however, that a 25-year repayment period shall apply to a loan used to acquire a dwelling unit used as a principal residence of the Participant. Any loan may be prepaid in full or in part as of the last day of any month, provided that partial prepayments must be at least $1,000. In the event the Participant enters the uniformed services of the United States and retains reemployment rights under law, repayments shall be suspended during the period of leave of absence, and the period of repayment shall be extended by the number of months of the period of service in the uniformed services.

(e) The interest rate to be charged on loans shall be determined by the Committee as of the first business day of the month preceding each calendar quarter. The interest rate so determined shall be fixed for the duration of each loan; provided, however, that a Participant who has taken a principal residence loan may request that the interest rate for his loan be changed to the then-published rate every five years.

(f) Upon the granting of a loan to a Participant, an amount equal to the amount of his loan shall be redeemed in one or more of the Funds, as determined in nondiscriminatory guidelines issued by the Committee, and shall be transferred to a special loan account. Upon repayment of principal and interest of the loan, under uniform rules established by the Committee which shall require payments no less frequently than quarterly, such amounts shall be applied to the purchase of units in the Funds in accordance with the Participant's direction pursuant to
         Section 5.02. In the event that the Participant does not timely repay or otherwise defaults with respect to a loan, the Trustee shall charge the remaining outstanding amount of the loan against the Participant's share of the loan account at the time of the default. If necessary and to the extent that the Participant's share of the loan account is not sufficient to satisfy the remaining outstanding balance of the loan, such balances shall be charged against the remaining Funds in which his account is invested. Notwithstanding anything herein to the contrary, any amounts attributable to a Participant's Deferred Contributions shall not be used to repay any portion of a defaulted loan during the Participant's Service prior to his attainment of age
         59 1/2 unless the Participant qualifies for a hardship withdrawal under the provisions of Section 7.02.

(g) To the extent required by law and under such rules as the Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee who (i) maintains an account balance under the Plan and (ii) is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

                     ARTICLE V. INVESTMENT OF CONTRIBUTIONS


5.01     INVESTMENT FUNDS

(a) Contributions to the Plan shall be invested in one or more investment Funds, as authorized by the Committee, which shall generally include
         (i) fixed income funds investing in government and corporate bonds,
         (ii) various equity funds investing in common and preferred stocks, mutual funds, and other similar investments which may focus on specific market sectors or investment strategies, (iii) money market funds, and (iv) the Coltec Stock Fund.

(b) The Coltec Stock Fund, including dividends received, shall be invested by the Trustee in Coltec Stock. If at any time the Coltec Stock Fund shall consist of securities other than Coltec Stock received by the Trustee through exchanges, distributions, recapitalizations, or other similar transactions, the Trustee may, in its discretion, convert, if such securities are convertible, into Coltec Stock or may sell such securities. The Trustee shall invest the proceeds received from such sale in Coltec Stock. The Trustee shall reinvest the proceeds received by the Coltec Stock Fund from the redemption of Participating Cumulative Preferred Stock of Coltec Holdings Inc in Coltec Stock.

5.02     INVESTMENT OF ACCOUNTS

         Deferred Contributions and Rollover Contributions shall be invested, at the Participant's direction, in multiples of 10 percent in one or more of the Funds other than the Coltec Stock Fund. A separate election may be made with respect to a Participant's Deferred Contributions and his Rollover Contributions.

5.03     CHANGE OF ELECTION

         A Participant may, upon such advance Notice to the Plan Administrator as the Administrator shall prescribe, change his election under
         Section 5.02 as to his subsequent Deferred Contributions and Rollover Contributions no more than 12 times in any Plan Year, effective as of the first day of any calendar month.

5.04     REALLOCATION OF ACCOUNTS AMONG THE FUNDS

         A Participant may elect to reallocate his accounts among the Funds, in multiples of 5 percent, by giving such advance Notice to the Plan Administrator as the Administrator shall prescribe. A Participant may elect to reallocate up to 12 times per Plan Year, but no more than once per month. Any such reallocation shall be effective as of the next Valuation Date.

5.05     RESPONSIBILITY FOR INVESTMENTS

         The selection of an investment option is the sole responsibility of each Participant. The Trustee, the Plan Administrator, the Committee, the Corporation, or any other Employer or any of their officers or supervisory personnel are not empowered to advise any Participant as to the manner in which his accounts should be invested. The fact that an investment fund is available to Participants under the Plan shall not be construed as a recommendation by the Trustee, the Plan Administrator, the Committee, the Corporation, or any other Employer for investment in any such fund and the designation of any investment option by a Participant shall not impose any liability on the Trustee, the Plan Administrator, the Committee, the Corporation and any other Employer or on any of their directors, officers, or employees.

5.06     INVESTMENT OF EMPLOYER CONTRIBUTIONS

         All Employer Contributions shall be invested in the Coltec Stock Fund. If a Participant terminates employment by reason of his Retirement and he elects the installment method of distribution in Section 8.07(b), he shall have the right to transfer all or part of his interest in the Coltec Stock Fund to any of the other available funds within 60 days of his Retirement.

5.07     ERISA SECTION 404(C) COMPLIANCE

         This Plan is intended to constitute a plan described in Section 404(c) of ERISA.

        ARTICLE VI. MAINTENANCE AND VALUATION OF PARTICIPANTS' ACCOUNTS


6.01     VALUATION OF ACCOUNTS

(a) An account shall be established for a Participant in each Fund in which he is participating, which accounts shall reflect separately all amounts contributed by the Participant and by any Employer on his behalf and the earnings thereon. Such accounts shall also reflect at all times any amounts contributed by the Participant and by any Employer on his behalf for Plan Years ending prior to July 1, 1984, and the earnings thereon under provisions of the Plan as in effect at all times prior to July 1, 1984.

(b) The interest of each Participant in the available Funds shall be represented by units allocated to his account in each of such Funds. As of each Valuation Date, the value of each Fund, other than the Coltec Stock Fund, shall be determined (after payment out of each such Fund of all brokerage fees and transfer taxes applicable to purchases and sales for such Fund since the preceding Valuation Date) by dividing the current market value of the assets in each Fund on such Valuation Date by the total number of units in such Fund.

(c) A Participant's interest in the Coltec Stock Fund is represented by the units, if any, credited to the account of such Participant in the Company Stock Fund provided for in Section 5.01 of the Plan. Thereafter, as of each Valuation Date, the value of the Coltec Stock Fund shall be determined (after payment of all brokerage fees and transfer taxes applicable to purchases and sales for such Fund since the preceding Valuation Date) by dividing the current market value of the assets of such Fund on such Valuation Date by the total number of units in such Fund.

6.02     ANNUAL STATEMENTS

         At least once a year, each Participant shall be furnished with a statement setting forth the value of his accounts and the vested portion of his accounts.

                   ARTICLE VII. WITHDRAWALS DURING EMPLOYMENT

7.01     REGULAR WITHDRAWALS

         As of any Valuation Date, but not more than twice in any Plan Year, a Participant may elect, upon such prior written notice to the Plan Administrator as the Administrator shall prescribe, to withdraw all or any portion of the value of the units in his accounts attributable to:

                  (a) First, his Participant Contributions made before January 1, 1987, not to exceed his non-taxable basis, excluding earnings thereon.

                  (b) Second, his Participant Contributions made on or after January 1, 1987, with earnings thereon, and his After-Tax Contributions, with earnings thereon, made on or after June 2, 1998.

                  (c) Third, earnings on his Participant Contributions made before January 1, 1987.

                  (d) Fourth, his Rollover Contributions, with earnings thereon.

                  (e) Fifth, his Employer Contributions in the Fund, other than a Participant's interest in the Coltec Stock Fund, to the extent vested pursuant to Section 8.01, with earnings thereon, provided that the Participant has completed a three-year Period of Service.

                  (f) Sixth, a Participant's interest in the Coltec Stock Fund, to the extent vested pursuant to Section 8.01, provided that the Participant has completed a three-year Period of Service.

                  (g) Seventh, his Deferred Contributions, with earnings thereon, provided the Participant has attained age 59 1/2 as of the date of the withdrawal.

         No withdrawal may be made under any subsection above unless all amounts that may be withdrawn under all preceding subsections have been withdrawn. Withdrawals shall be effected pro-rata from each Fund that the Participant has an interest in. Withdrawals made pursuant to subsection (f) above shall be made in either cash or Coltec Stock as elected by the Participant.

         In the event of a withdrawal of Deferred Contributions or Employer Contributions pursuant to subsections (e), (f), or (g) above, the Participant shall not share in any Employer Contributions for a period of three months after the date of the withdrawal; although he shall be eligible to have Deferred Contributions contributed on his behalf.

7.02     HARDSHIP WITHDRAWALS

(a) In the event a Participant incurs a financial hardship, he may, upon such advance Notice to the Plan Administrator as the Administrator shall prescribe, be permitted to withdraw, effective as of the Valuation Date next following the end of such notice period, all or a portion of the value of the units in his accounts that are attributable to his Participant Contributions, his After-Tax Contributions, his Rollover Contributions, his Employer Contributions to the extent vested under Section 8.01, and his Deferred Contributions (excluding any earnings attributable to his Deferred Contributions credited on and after January 1, 1989). The amount of the hardship distribution shall be withdrawn from a Participant's accounts in the same order as amounts are withdrawn under Section
         7.01. The amount of the withdrawal may not be in excess of the amount of the financial need of the Participant, including any amounts necessary to pay any federal, state, or local taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the hardship distribution. For the purpose of this Section 7.02, the term "hardship" shall mean circumstances such that the Participant is confronted with immediate and heavy financial needs for any of the following expenses:

                  (i) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for those persons to obtain such medical care;

                  (ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

                  (iii) payment of tuition and related education fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code); or

                  (iv) payment of amounts necessary to prevent the eviction of the Participant from his principal residence or to avoid foreclosure on the mortgage of the Participant's principal residence.

(b)      All of the following requirements must also be satisfied:

                  (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                  (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer and Controlled Group;

                  (iii) the Participant's Deferred Contributions and After-Tax Contributions under this Plan and all other plans of the Employer and Controlled Group will be suspended for 12 months after receipt of the hardship distribution; and

                  (iv) the Participant may not make Deferred Contributions or After-Tax Contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the limitation specified in Section
                  3.01 for such next taxable year reduced by the amount of such Participant's Deferred Contributions for the taxable year of the hardship distribution.

         For purposes of subsection (iii), all plans of the Employer and Controlled Group shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans, and such other plans as may be designated under regulations issued under
         Section 401(k) of the Code, but shall not include the mandatory employee contribution portion of a defined benefit plan or health and welfare benefit plans.

(c) The Committee shall establish a uniform and nondiscriminatory policy for reviewing Participant applications for withdrawals in the event of hardship.

7.03     DETERMINATION OF VESTED PORTION OF EMPLOYER CONTRIBUTION ACCOUNT

         If a Participant is not fully vested in his Employer Contributions at the time he makes a withdrawal from funds attributable to those contributions, as of any subsequent Valuation Date, such Participant's vested portion of his interest in Employer Contributions shall be determined in accordance with the following formula:

                              X = P x (AB + D) - D

         where X is the value of the Participant's Vested Portion of such interest, P is the nonforfeitable percentage at the relevant time, AB is the value of his interest in Employer Contributions at the relevant time, and D is the amount of the prior distribution from his interest in such contributions.

           ARTICLE VIII. DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

8.01     VESTING

(a) If a Participant terminates employment other than by death, Disability or Retirement, there shall be paid to him in a lump sum, subject to the provisions of Section 8.04, (a) his entire interest attributable to his Participant Contributions, After-Tax Contributions, Deferred Contributions, and Rollover Contributions and (b) a percentage of that part of his interest in such Funds attributable to Employer Contributions made on his behalf, determined in accordance with the following schedule:


                                                                 PERCENTAGE
         PERIOD OF SERVICE                                       OF VESTING
         -----------------                                       ----------

         less than 1 year                                              0%
         1 year but less than 2 years                                 10%
         2 years but less than 3 years                                30%
         3 years but less than 4 years                                50%
         4 years but less than 5 years                                60%
         5 years but less than 6 years                                70%
         6 years but less than 7 years                                80%
         7 years or more                                             100%

         Notwithstanding the foregoing, a Participant who was a member of the Walbar Savings Plan on December 31, 1996 and who becomes a Participant in the Plan on January 1, 1997, shall continue to vest in his Employer Contributions in accordance with the vesting schedule in Section 6.02 of the Walbar Savings Plan to the extent that such schedule provides for more rapid vesting for such Participant than the schedule provided above.

(b) Any portion of a Participant's interest in the Funds that is not distributed to him in accordance with the foregoing schedule shall be forfeited upon the Participant's termination of employment and applied to reduce future Employer Contributions.

(c) The entire amount credited to a Participant's account in all Funds shall be nonforfeitable upon his Retirement, Disability, attainment of age 65 or termination of employment as a result of a permanent plant shutdown or sale of business operation. The entire amount credited to a Participant's account in all Funds shall also be nonforfeitable in the event of a change in control which results in the termination of the Plan or a loss of employment within one year of the change in control, whichever occurs first.

         For purposes of this Plan, "change in control" shall be deemed to have occurred if:

                  (i) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 25 percent of the combined voting power of the Company;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections 8.01(c)(i), 8.02(c)(iii), and 8.01(c)(iv)), whose election by the Board of Directors or nomination for election by the

                  Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

                  (iii) the shareholders of the Corporation approve a merger other than (A) a merger which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 67 percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, or (B) a merger effected to implement recapitalization of the Corporation (or similar transaction) in which no person acquires no more than 50 percent of the combined voting power of the Corporation's then outstanding securities; or

                  (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or a sale of substantially all of the Corporation's assets.

8.02     SERVICE

(a) The Service of an Employee is the aggregate period or periods (whether or not successive), beginning on an Employee's Employment Commencement Date (or Reemployment Commencement Date) and ending on his next following Severance from Service Date, subject to the provisions of paragraphs (b), (c), and (d). If an Employee incurs a Severance from Service and is subsequently reemployed, his period of Service for purposes of determining his rights and benefits after reemployment shall be the period of time beginning on his

         Reemployment Commencement Date and ending on his subsequent Severance from Service Date. In addition, his period of Service for this purpose may also include periods prior to his Reemployment Commencement Date pursuant to the following rules:

                  (i) A PERIOD OF SEVERANCE OF LESS THAN 12 MONTHS: the period of Service of an Employee prior to a Period of Severance of less than 12 months and the Period of Severance shall both be included in determining such an Employee's period of Service. In addition, if an Employee incurs a Severance from Service by reason of a quit, discharge, or retirement during an absence from Service for any reason other than on account of a quit, discharge, or retirement and the duration of such absence was 12 months or less and if the Employee has a Reemployment Commencement Date within 12 months of the date he was first absent from Service, his Period of Severance shall commence for purposes of this subsection (i) on the date he was first absent from Service;

                  (ii) A BREAK IN SERVICE: the period of Service prior to a Break in Service of an Employee who was vested in any portion of his account attributable to Employer Contributions as of his Severance from Service Date shall be included in determining his period of Service. The period of Service prior to such a Break in Service for an Employee who was not vested in any portion of his account attributable to Employer Contributions at the time of the Break in Service shall be included for all purposes under the Plan only if the length of the Period of Severance was less than the greater of (A) 60 months or (B) the Participant's prior period of Service. A Break in Service occurs if any Employee incurs a Period of Severance of 12 months or longer.

         Notwithstanding anything herein contained to the contrary, if an Employee incurs a Period of Severance of at least 60 months, his Service after the Period of Severance shall not count for vesting purposes with respect to Employer Contributions attributable to his Service before the Period of Severance. If an Employee returns to Service before he incurs a Period of Severance of at least 60 months, his Service after the Period of Severance shall be counted for vesting purposes with respect to Employer Contributions attributable to his Service before the Period of Severance.

(b) Any Service rendered to an Employer while such Employer was not Controlled Group shall not be counted.

(c) Under uniform rules established by the Plan Administrator, with the concurrence of the Committee and applied in a nondiscriminatory manner to all Participants similarly situated, a period of absence from employment without pay due to an approved leave shall not be considered a break in employment or a Break in Service, and the period of any such absence shall count as Service for the purpose of vesting of any such Participant's interest under Section 8.01.

(d) A Participant who is transferred to a group of employees of the Employer that does not participate in the Plan shall receive credit for Service for vesting purposes under Section 8.01 for any such period of his employment other than as an Eligible Employee but he shall not be eligible to receive allocations of Deferred Contributions or Employer Contributions or make After-Tax Contributions while his employment status is other than as an Eligible Employee.

(e) The Service of an Eligible Employee who was a member of the Walbar Savings Plan on December 31, 1996 and who becomes a Participant in the Plan as of January 1, 1997 shall include his service with Walbar Inc.

8.03     FORMS OF DISTRIBUTIONS

(a) Except as provided in paragraphs (b), (c), and (d) below, distribution of a Participant's accounts in all Funds shall be distributed in a lump sum.

(b) In the event a Participant's termination of employment is on account of his Retirement or Disability or occurs on or after his attaining age 65, the Participant may elect in writing within the 90-day period ending on his Benefit Commencement Date to receive his entire interest in any or all Funds in either five or ten annual installments; provided, however, that the period over which such installments shall be paid may not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary, if any, determined as of the date of the Participant's Benefit Commencement Date. Each installment shall be equal to a fraction of the value of his account to which this election is applicable as of the date any such installment is due, the numerator of which fraction shall be 1 and the denominator of which shall be the number of installments then remaining to be paid. Payment of such installments shall commence as of the Participant's Benefit Commencement Date and shall be made as of each subsequent anniversary of such date for the duration of the period during which installments are to be paid. If he shall die prior to receiving all of such installments, the remaining installments shall be paid to his Beneficiary in a lump sum.

(c) Upon the death of a Participant while an Employee, the entire amount credited to his account shall be paid to his Beneficiary in a lump sum, or in equal annual installments not to exceed five as elected by the Participant on the beneficiary designation form filed with the Plan Administrator and in effect at the time of the Participant's death.

(d) Notwithstanding the foregoing provisions of this Section 8.03, a Participant who (i) was a member of the Walbar Savings Plan on December 31, 1996, (ii) became a Participant on January 1, 1997, and
         (iii) terminates employment on account of Retirement or Disability may elect to receive his entire interest in any or all Funds in annual installments as described in paragraph (b) above; provided, however, that the five or ten year restriction shall not apply to such Participant, and provided further that the installment period shall not exceed the life expectancy of the Participant or joint life expectancy of the Participant and his Beneficiary. The Beneficiary of a Participant who (i) was a member of the Walbar Savings Plan on December 1, 1996, (ii) became a Participant on January 1, 1997, and
         (iii) dies may elect to receive the entire amount credited to the account of the Participant in annual installments as described in paragraph (c) above; provided, however, that the five year restriction shall not apply to such distributions, and provided further that such annual installment period, as designated by the Participant before his death, cannot exceed the life expectancy of the last survivor of the Participant and his Beneficiary.

8.04     DATE OF PAYMENT OF DISTRIBUTION

(a) Except as otherwise provided below, distribution of the Participant's vested interest in the Funds shall commence as soon as administratively practicable following the later of (i) the Participant's termination of employment or (ii) the 65th anniversary of the Participant's date of birth (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs). However, if a Participant is entitled to a distribution pursuant to Section 8.01, and the amount of that distribution does not exceed $3,500 ($5,000, effective January 1, 1998), then such amount shall be paid as soon as practicable following the Participant's termination of employment.

(b) In the event payment of a Participant's account is deferred under the provisions of paragraph (a) above, a Participant may, in accordance with such procedures as the Plan Administrator prescribes, elect to have the distribution of his vested interest in the Funds commence as of any Valuation Date coincident with or following his termination of employment which is before the date described in paragraph (a) above.

(c) In the case of the death of a Participant before his benefits commence, his vested account shall be distributed to his Beneficiary as soon as administratively practicable following the Participant's date of death.

8.05     MINIMUM REQUIRED DISTRIBUTION

(a) Notwithstanding any provisions of the Plan to the contrary, if a Participant is a Five Percent Owner, distribution of the Participant's accounts shall begin no later than the April 1 following the calendar year in which he attains age 70 1/2. No minimum distribution payments will be made to a Participant under the provisions of Section 401(a)(9) of the Code on or after January 1, 1997 if the Participant is not a Five Percent Owner.

(b) In the event a Participant in active service is required to begin receiving payments while in service under the provisions of paragraph
         (a) above, the Company shall distribute to the Participant in each distribution calendar year the minimum amount required to satisfy the provisions of Section 401(a)(9) of the Code; provided, however, that the payment for the first distribution calendar year shall be made on or before April 1 of the following calendar year. Such minimum amount will be determined on the basis of the Participant's life expectancy. Such life expectancy will not be recalculated. The amount of the withdrawal shall be allocated between the investment Funds in proportion to the value of the Accounts as of the date of each withdrawal.

8.06     STATUS OF ACCOUNTS PENDING DISTRIBUTION

         If a Participant does not consent to a distribution within 60 days following his termination of employment for a reason other than Retirement, and if his account is not otherwise immediately distributable to him upon his termination of employment, such amount as is due him shall continue to be invested in the Funds the Participant elected, and the Participant shall retain investment transfer rights as described in Section 5.04.

8.07     REEMPLOYMENT

(a) If a Participant whose Service was terminated other than by death or Retirement and who received a distribution of less than 100 percent of his account pursuant to Section 8.01 is rehired prior to the occurrence of a 60-month Period of Severance, the Company will pay (in cash) to his accounts any amounts forfeited under Section 8.01 on his termination, together with such dividends as would have been credited on such forfeited amount had such amount been invested in the Coltec Stock Fund during the period beginning on the Participant's date of termination and ending on the date of restoration.

(b) A rehired Participant who has received a distribution of his vested interest and who has incurred a 60-month Period of Severance and a rehired Participant who has received a distribution of 100 percent of his account shall be eligible to become a Participant on his date of rehire. Such Participant shall be credited only with contributions subsequent to his becoming a Participant again but he shall be credited with all years of Service in determining his vested percentage of these contributions.

8.08     DISTRIBUTION LIMITATION

         Notwithstanding any other provision of this Article VIII, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

8.09     DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly by the Plan to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this Section:

                  (a) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or the joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

                  (b) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;

                  (c) "Distributee" means an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and

                  (d) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

8.10     WAIVER OF NOTICE PERIOD

         Except as provided in the following sentence, if the value of the vested portion of a Participant's accounts exceeds $3,500 ($5,000, effective January 1, 1998), an election by the Participant to receive a distribution shall not be valid unless the written election is made
         (a) after the Participant has received the notice required under
         Section 1.411(a)-11(c) of the Income Tax Regulations and (b) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. Such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (i) the Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (ii) the Participant, after receiving the notice under Sections 411 and 417, affirmatively elects a distribution.

                      ARTICLE IX. DISBURSEMENT FROM FUNDS

The amount of disbursements from Funds other than the Coltec Stock Fund shall be determined by multiplying the number of a Participant's units in each such Fund to be withdrawn by the value of a unit therein as of the Valuation Date coincident with or next succeeding the date of the event giving rise to such disbursement. Disbursements from such Funds shall be made in cash. Disbursements from the Coltec Stock Fund shall be made in full shares of Coltec Stock and cash in lieu of any fractional shares. A Participant may elect to receive cash in lieu of all or part of the shares of Coltec Stock to be distributed to the Participant.

             ARTICLE X. TRUSTEESHIP AND INVESTMENT OF CONTRIBUTIONS

10.01    TRUSTEE

         The Corporation shall enter into a trust agreement with a Trustee appointed by the Board. The trust agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, managed, invested, and distributed by the Trustee in accordance with the trust agreement and the Plan, that any funds paid to the Trustee shall not under any circumstances revert to the Employers, and that the Board may change the Trustee from time to time in its sole discretion.

10.02    VOTING RIGHTS

(a) Subject to the requirements of applicable law, all shares of Coltec Stock, including fractional shares, allocated to a Participant's accounts shall be voted by the Trustee in accordance with written instructions in one of the three following methods, as determined from time to time by the Company:

                  (i) at the direction of the Company, in the manner and proportion directed by the Company,

                  (ii) upon the specific request of the Company, at the discretion of the Trustee, or

                  (iii) at the direction of each Participant, or if applicable, his Beneficiary; provided, however, that the Trustee shall vote shares of Coltec Stock allocated to accounts under the Plan for which the Trustee received no valid voting instructions in the same manner and proportion as the shares of Coltec Stock for which valid voting instructions were received are voted.

(b) Any instructions received by the Trustee from a Member or Beneficiary regarding the voting of Coltec Stock shall be confidential and shall not be divulged by the Trustee to the Company or to any director, officer, employee, or agent of the Company.

(c) For purposes of this Section 10.02, a Participant shall be a named fiduciary within the meaning of Section 402(a)(2) of ERISA with respect to voting shares of Coltec Stock allocated to his accounts, to the extent such Participant exercises the right to vote. Failure to provide instructions with respect to the shares of Coltec Stock allocated to his accounts shall constitute a delegation by the Participant to the Trustee of the right to vote such shares.

10.03    INVESTMENT OF CONTRIBUTIONS

(a) The Trustee shall purchase Colt Stock (Coltec Stock after May 3, 1990) from Colt Holdings Inc (Coltec Holdings Inc after May 24, 1990), or if directed by the Committee, shall purchase Colt Stock (Coltec Stock after May 3, 1990) held by the Corporation. Notwithstanding anything in this Plan to the contrary, the Trustee shall purchase Coltec Stock for the Coltec Stock Fund with the proceeds from the redemption of Participating Cumulative Preferred Stock of Coltec Holdings Inc at such time and pursuant to such terms as are acceptable to the Trustee.

(b) As soon as practicable after receipt of Deferred Contributions and After-Tax Contributions, the Trustee, subject to the terms of the trust agreement entered into with the Corporation pursuant to Section 10.01, shall purchase in the open market securities for Funds other than the Coltec Stock Fund (which may include investments in any commingled trust managed by the Trustee which meets the requirements of Code Section 401(a) and is exempt from taxation under Code Section 501(a) and which is invested primarily in similar securities).

10.04    CONTRIBUTIONS

         No contribution to the Plan shall be refunded to the Employer unless such contribution was:

                  (a) conditioned upon the tax deductibility of such contribution and the deduction is disallowed; and it shall be presumed that all contributions are conditioned upon deductibility; or

                  (b)      as a result of a mistake of fact.

         Such refund must be made, if requested by the Employer, within one year from the date of a contribution made as a result of a mistake of fact, or from the date of disallowance of a deduction, as the case may be. Any contribution returned pursuant to paragraph (a) or (b) above shall only be adjusted to reflect its proportionate share of the trust's loss, if any.

                       ARTICLE XI. ADMINISTRATION OF PLAN

11.01    ESTABLISHMENT OF COMMITTEE

         The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Retirement Savings Committee of not less than three officers or directors of the Corporation appointed from time to time by the Board. The members of the Committee are "named fiduciaries" within the meaning of Section 402(a)(2) of ERISA.

11.02    DUTIES OF COMMITTEE

         The Committee may appoint such officers and/or subcommittees with such powers as it shall determine and may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf. The Committee may designate and allocate any fiduciary responsibility to one or more of its members or to any other person or persons. It may retain counsel, employ agents, and provide for clerical and accounting services as it may require. The foregoing sentence shall in no way affect the duty and obligation of the Plan Administrator to retain such agents as it may require in connection with the carrying out of his duties and to engage an independent, qualified public accountant as provided in Section 11.09.

11.03    MEETINGS

         The Committee shall hold meetings upon such notice, at such places, and at such times as it may from time to time determine. A meeting may be held in any manner as may be determined by the Committee, but in any event, where all members are not physically present, the actions of the Committee shall be reduced to writing and sent to all members within ten days of the date of such meeting.

11.04    ACTION OF MAJORITY

         A majority of the Committee shall constitute a quorum, and any action which the Plan authorizes or requires the Committee to take shall require the written approval or the affirmative vote of a majority of its members.

11.05    COMPENSATION

         Members of the Committee shall not be paid any compensation from the assets of the Plan.

11.06    ESTABLISHMENT OF RULES

         Subject to the provisions of the Plan, the Committee shall from time to time establish rules for the transaction of its business. The determination of the Committee as to any disputed question pertaining to the Plan shall be conclusive.

11.07    LIMITATION OF LIABILITY

(a) The Company shall maintain and keep in force such insurance as the Company shall deem necessary to insure and protect the Company's directors, officers, employees, and any appropriately authorized delegates or appointees of them against any and all claims, damages, liability, loss, cost, or expenses (including attorneys' fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function, or activity of any such person in relation to the Plan.

(b) In lieu of, as a supplement to, or in addition to the insurance referred to in the foregoing sentence, the Company may elect to indemnify and hold harmless the Company's directors, officers, employees, and any appropriately authorized delegates or appointees of them (who shall be in the employ of the Company) against any and all claims, damages, liability, cost, or expenses (including attorneys' fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function, or activity of any such person in relation to the Plan; provided, however, that no such indemnification shall extend to any matter as to which it shall have been adjudged by any court of competent jurisdiction that such person or persons had acted in bad faith or was guilty of negligence in the performance of his or their duties, unless such court shall, in view of all the circumstances of the case, determine that such person is fairly and reasonably entitled to indemnification.

11.08    RESIGNATION OR REMOVAL

         Any member of the Committee may resign by delivering his written resignation to the Board and the Secretary of the Company. Any member of the Committee may be removed by the Board, and such removal shall be effective at such time as is provided for by the Board. Notice of such removal shall be conveyed to the member so removed in the manner provided by the Board.

11.09    PLAN ADMINISTRATOR

         The Committee shall designate one person (and if it so elects, remove such person and appoint another), who may be a member of the Committee, to be the "Plan Administrator" within the meaning of
         Section 3(16)(A) of ERISA. (In addition, the Committee shall designate and appoint an alternate Plan Administrator (and if it so elects, remove such person and appoint another), who shall serve as Plan Administrator during any ongoing absence of the Plan Administrator). The Plan Administrator shall be responsible for the day-to-day administration of the Plan and for the duties and obligations imposed on the Plan Administrator by ERISA. In fulfilling such duties and obligations, the Plan Administrator may engage such agents as he shall require to perform clerical, recordkeeping, and other services in connection with the administration of the Plan. In addition, the Plan Administrator shall, subject to the approval of the Committee, engage an independent, qualified public accountant (and if the Plan Administrator elects, subject to the approval of the Committee, remove and appoint another such accountant) which in either case shall audit the Plan and its assets in accordance with ERISA.

11.10    DETERMINATION OF ACCOUNT BALANCES

         The Plan Administrator shall be responsible for the determination of the number of units in a Participant's account. Any notice from the Plan Administrator to a Participant or Beneficiary with respect to the Plan Administrator's determination of such individual's account balance shall be in writing. In the event that the Participant or Beneficiary shall dispute such determination of the Plan Administrator, he shall give written notice thereof, setting forth the specified reason for so questioning the determination of the Plan Administrator. Any Participant or Beneficiary who so disputes any such determination of the Plan Administrator shall have the right to request the Committee to review the determination of the Plan Administrator. Such request shall be in writing and must be made within 60 days of the receipt of the written notice of the Plan Administrator, or such longer time as the Committee, under uniform rules, determines. Such review by the Committee shall be held within as reasonable time of the receipt of the request for a review.

11.11    NAMED FIDUCIARIES

         This Article provides for "named fiduciaries" as required by Section 402(a)(1) of ERISA and a procedure for the allocation of responsibilities as required by Section 402(b)(2) of ERISA. Any fiduciary hereunder, including a named fiduciary, who allocates responsibility as herein provided shall not be responsible for the actions of the person to whom the responsibility is allocated except as provided in Section 405(c)(2) of ERISA.


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                                                                        Page 75


               ARTICLE XII. AMENDMENT, TERMINATION, OR PERMANENT
                        DISCONTINUANCE OF CONTRIBUTIONS

12.01    AMENDMENT

         The Board reserves the right at any time and from time to time to modify or amend, in whole or in part, any or all provisions of the Plan in accordance with any manner permitted under its charter, provided that no modification or amendment shall be made that shall affect adversely any right or obligation of any Participant with respect to contributions theretofore made, or that shall make it possible for any funds paid to the Trustee to revert to the Employer. Notwithstanding the foregoing, any modification or amendment of the Plan may be made, retroactively if necessary, that the Board deems necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to plans or trusts of this character, including the qualification of any trust created under the Plan as an exempt trust under the Code or any amendment thereof.

12.02    TERMINATION OF PLAN

(a) The Board may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Participants to their accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Participant's accounts shall be distributed, as the Committee shall direct, to him or for his benefit or continued in trust for his benefit.

(b) Upon termination of the Plan, Deferred Contributions, with earnings thereon, shall only be distributed to Participants if (i) neither the Employer nor a member of the Controlled Group establishes or maintains a successor defined contribution plan, and
         (ii) payment is made to the Participants in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph
         (B), or subparagraph (F) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") or a simplified employee pension as defined in Section 408(k) of the Code ("SEP")) which exists at the time the Plan is terminated or within the 12 month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than two percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or a member of the Controlled Group (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan's termination.

12.03    DISTRIBUTION OF ACCOUNTS UPON A SALE OF ASSETS OR A SALE OF A
         SUBSIDIARY

         Upon the disposition by the Employer of at least 85 percent of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business or upon the disposition by the Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), Deferred Contributions, with earnings thereon, may be distributed to those Participants who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that (a) the Employer maintains the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code, (c) payment is made to the Participant in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses
         (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof), and (d) payment is made by the end of the second calendar year following the calendar year in which the disposition occurred.


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                                                                        Page 77


                        ARTICLE XIII. GENERAL PROVISIONS

13.01    EXCLUSIVE BENEFIT

         No part of the trust fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries.

13.02    WRITTEN STATEMENT

         As soon as practicable after the close of each Plan Year, the Plan Administrator shall cause to be sent to each Participant a written statement of his account as of the close of the calendar year.

13.03    MARKET RISK

         Each Participant assumes all risk connected with any decrease in the market price of any securities in the respective Funds, and such Funds shall be the sole source of payments to be made under the Plan, and the Employers assume no liability or responsibility therefor.

13.04    COSTS AND EXPENSES

         Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be. All other costs and expenses incurred in administering the Plan shall be paid by the Plan unless they are paid by the Employers.


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                                                                        Page 78


13.05    FACILITY OF PAYMENT

         In the event that the Plan Administrator shall find that a Participant or any other person entitled to any payment under the Plan is unable to care for his affairs because of illness or accident, or for any other reason, any such payments due may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee, or other legal representative, be paid by the Plan Administrator to the spouse, child, parent, or other blood relative, or to any person deemed by the Plan Administrator to have incurred expenses for such Participant or other person entitled to payments under the Plan, and any such payment so made by the Plan Administrator shall be a complete discharge of the liabilities of the Plan therefor.

13.06    CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

         The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Participant and to treat him without regard to the effect that such treatment may have upon him as a Participant.

13.07    INFORMATION

         Each Participant shall be required to furnish the Plan Administrator with such information and data as may be considered necessary by the Plan Administrator for the proper administration of the Plan. Evidence and data submitted in conjunction with the retirement program of the Corporation may be accepted and used by the Plan Administrator under the Plan.


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                                                                        Page 79


13.08    NONALIENATION

(a) Except as may be required to comply with a qualified domestic relations order in accordance with Code Section 414(p), no right or interest of any Participant or Beneficiary under the Plan or in any Fund established hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any right or interest be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto; and if any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any rights or interest in the Plan, except as specifically provided herein, then the Plan Administrator, to the extent permitted by law, shall hold or apply the right or interest hereunder of such Participant or Beneficiary to or for the benefit of such Participant or Beneficiary, as the case may be, or his spouse, children, or other dependents or any of them.

 (b) Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order, or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee; provided, however, that if the amount of the distribution exceeds $3,500 ($5,000, effective January 1, 1998), the alternate payee must consent to the distribution; otherwise it may not be payable before the earliest of (i) the Participant's termination of employment, (ii) the time such amount could be withdrawn under Article VII, or (iii) the Participant's attainment of age 50.


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                                                                        Page 80


13.09    RECORDS

         The records of the Employers concerning Compensation and the data and circumstances of termination of employment may be accepted by the Plan Administrator as conclusive for purposes of the Plan.

13.10    DETERMINATION OF ACCOUNTS UPON TRANSFER OR MERGER

         Anything in the Plan to the contrary notwithstanding, if the employment of a group of Participants is terminated as a result of the transfer of a part of the business of the Corporation or any other Employer to another corporation (whether or not affiliated with the Corporation) or if as a result of the merger of the Corporation or any other Employer with another corporation, Participants become employees of such other corporation, the Committee, with the approval of the Board or the board of directors of such other Employer (as the case may be) and to the extent not inconsistent with the terms of any applicable purchase and sale agreement, may determine or cause to be determined the value of the account of each such Participant at the Valuation Date next following or coinciding with the date of such transfer or merger and amounts equal in value thereto in cash (or at the election of the Committee, and if feasible, in-kind) may be vested in each such Participant and may be transferred as of the Valuation Date next following or coincident with the date of such transfer or merger as a vested benefit of each such Participant to the trustee of an employee benefit plan meeting the requirement of Code Section 401(a) with respect to which such other corporation is an employer, or to the extent permitted under applicable law, may be paid directly to each such Participant.

13.11    MERGER, CONSOLIDATION, OR TRANSFER

         In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Funds to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participants shall be transferred to the other trust fund only if each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated).

13.12    ADDITIONAL PARTICIPATING EMPLOYERS

(a) If any company is or becomes a subsidiary of or associated with an Employer, the Board may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Eligible Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Participants in the employ of that company, and any unpaid balances of the accounts of all Participants who have separated from the employ of that company, shall be determined by the Committee. Those funds shall be distributed as provided in Section 12.02 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board, including the appointment of the members of the Committee.

                           ARTICLE XIV. CONSTRUCTION

This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of New York to the extent that any of such laws shall not have been preempted by Federal law.


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                                                                        Page 83


                        APPENDIX A. TOP HEAVY PROVISIONS

The following special provisions shall apply to determine if the Plan is a Top-Heavy Plan in accordance with Section 416 of the Code and any special rules that will apply based on such status. In the event that the provisions contained in this Appendix A are inconsistent with the terms contained in the remainder of the Plan, the provisions contained in this Appendix A shall take precedence.

                             ARTICLE I. DEFINITIONS

AGGREGATION GROUP: All plans maintained by the Employer or Controlled Group that are qualified under the Code; provided that each such plan satisfies at least one of the following requirements:

(a)      one or more Key Employees are participants;

(b) the plan enables any plan in which a Key Employee is a participant to comply with the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code; or

(c) such plan has been designated as a part of the Aggregation Group; provided that the resulting Aggregation Group meets the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code.

DETERMINATION DATE: With respect to any Plan Year, the last day of the preceding Plan Year.

KEY EMPLOYEE: With respect to any Plan Year, an employee or former employee of the Employer or Controlled Group (or beneficiary of such individual) who is a key employee determined in accordance with Code Section 416 and any regulations issued thereunder. The determination as to whether an individual is a Key Employee shall be based, where applicable, on a Participant's annual total pay as described in Treasury Regulation 1.415-2(d)(8).

NON-KEY EMPLOYEE: With respect to any Plan Year, a Participant who is not a Key Employee.

TOP-HEAVY PLAN: With respect to any Plan Year, the Plan, if it is included in the Aggregation Group, and as of the Determination Date for such Plan Year, the sum of:

(a)      the aggregate accounts of all Key Employees under the Plan; and

(b) the aggregate account values and the aggregate present values of accrued benefits (excluding amounts attributable to rollover contributions made after December 31, 1983) for all Key Employees under all other plans in the Aggregation Group exceed 60 percent of all such aggregate values for all individuals under all plans in the Aggregation Group.

         In determining the value of any individual's account or the present value of his accrued benefit:

                  (1) the value of such account or the present value of such accrued benefit shall be increased by the sum of the distributions made with respect to such individual from such plan during the five-year period ending on the Determination Date; and

                  (2) the present value of his accrued benefit under a defined benefit plan shall be determined by using a 5 percent interest rate assumption and the mortality table used to determine a benefit that is the actuarial equivalent of another benefit under such plan.

Effective January 1, 1985, the value of an individual's account or the present value of his accrued benefit shall not be considered in determining if the Plan is a Top-Heavy Plan if the individual has not performed services for the Employer or Controlled Group at any time within the five-year period ending on the Determination Date.

TOP-HEAVY PLAN YEAR:  A Plan Year in which the Plan is a Top-Heavy Plan.

                        ARTICLE II. VESTING REQUIREMENTS

In any Top-Heavy Plan Year, each Participant's entire interest in the Funds shall be fully vested and nonforfeitable if he has credit for three years of Service. In the event the Plan ceases to be a Top-Heavy Plan for any Plan Year subsequent to a Top-Heavy Plan Year, the Participant's interest in the Funds that has become fully vested in accordance with the preceding sentence shall remain fully vested.

                        ARTICLE III. MINIMUM ALLOCATION

Each Participant, and each Employee eligible to become a Participant, who on the last day of any Top-Heavy Plan Year (a) is a Non-Key Employee and (b) does not participate in a defined benefit plan maintained by the Employer or Controlled Group that provides that the minimum benefit requirements applicable to top-heavy plans will be satisfied in such other plan shall receive a minimum allocation of aggregate Employer Contributions for such Plan Year equal to a percentage of his Statutory Compensation. Such percentage shall be equal to the lesser of 3 percent or the highest percentage at which Employer Contributions and Deferred Contributions are allocated to the account of any Key Employee for such Plan Year (when expressed as a percentage of such Key Employee's Statutory Compensation). To the extent necessary to provide this minimum allocation, the allocation of Employer Contributions to the accounts of Key Employees shall be reduced proportionately.

    APPENDIX B. PARTICIPANTS FORMERLY SUBJECT TO THE ANCHOR PACKING COMPANY
                         401(K) INCENTIVE SAVINGS PLAN

B.1.     IN GENERAL

         The Anchor Packing Company 401(k) Incentive Savings Plan (the "Anchor Packing Plan") shall be merged into the Coltec Industries Inc Retirement Savings Plan for Salaried Employees (the "Plan") on April 1, 1990. Subsequent to such merger and until the Plan is further modified, it is intended that the program of benefits provided by the Anchor Packing Plan shall be continued as set forth in this Schedule with respect to former Participants of the Anchor Packing Plan with account balances in the Anchor Packing Plan on March 31, 1990. In all other respects, the various provisions of the Plan shall apply to such Participants. Accordingly, the Plan applies to such Participants except to the extent inconsistent with this Schedule.

         Nothing in this Schedule shall be construed to restrict the availability of the assets of the Plan to meet, on an ongoing basis, the benefit obligations to the Participants of the Plan, including the Participants described in this Schedule. The Plan, as modified by this Schedule, shall constitute a single plan within the meaning of Section 414(1) of the Internal Revenue Code of 1986, as amended.

B.2.     DEFINITIONS

(a) The definitions provided under Article 1 of the Anchor Packing Plan as in effect on March 31, 1990, are hereby incorporated into this Schedule, except as otherwise provided in the Section B.2. The following definition shall apply, in lieu of the provisions of Article 1 of the Plan, with respect to the Anchor Packing Plan:

                  (1) "Plan" means, with respect to the period before April 1, 1990, the Anchor Packing Plan and with respect to the period on and after April 1, 1990, this Schedule B of the Plan.

B.3.     VESTING

         Notwithstanding the vesting schedule set forth at Section 8.01 of the Plan, the vested percentage applicable to each Participant under this Schedule shall in no event be less than the vested percentage specified in Section 5.01 of the Anchor Packing Plan as in effect on March 31, 1990.

B.4.     TRANSFER UPON MERGER

         Prior to April 1, 1990 the assets of the Anchor Packing Plan will be sold for cash and the proceeds thereof will be transferred to the Trust for the Plan on or after April 1, 1990.

         Prior to April 1, 1990 Participants in the Anchor Packing Plan will each direct in writing on forms provided to the participant that balances credited to the Participant's account in the Anchor Packing Plan will be transferred to Funds A, B, D, or E of the Plan in multiplies of 10 percent.

         The balances in the Anchor Packing Plan of any Participant thereof who fails to provide the direction referred to above will be transferred to Fund E of the Plan.